Exhibit 5.1

SHUMAKER, LOOP & KENDRICK, LLP

ATTORNEYS AT LAW

GREGORY C. YADLEY (813) 227-2238 gyadley@slk-law.com	101 East Kennedy Blvd., Suite 2800 Tampa, Florida 33602 (813) 229-7600 Fax (813) 229-1660	OTHER OFFICE LOCATIONS CHARLOTTE, NC COLUMBUS, OH TOLEDO, OH

Mailing Address Post Office Box 172609 Tampa, Florida 33672-0609

April 19, 2006

Quality Distribution, Inc.

3802 Corporex Park Drive

Tampa, Florida 33619

Gentlemen:

We have acted as special legal counsel to Quality Distribution, Inc., a Florida corporation (the “Company”), in connection with the filing of its Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), pursuant to the requirements of the Securities Act of 1933, as amended, and the General Rules and Regulations of the Commission promulgated thereunder, for the registration of 4,121,920 shares (the “Shares”) of the common stock, no par value, of the Company. The Shares will be issued under the following equity plans of the Company (each a “Plan” and, collectively, the “Plans”), attached as Exhibits to the Registration Statement:

Exhibit 4.1: 1998 Stock Option Plan of MTL, Inc., the Company’s predecessor, incorporated herein by reference to Exhibit No. 10.1 to the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 3, 1998 (Registration No. 333-66711);

Exhibit 4.2: 2003 Stock Option Plan of Quality Distribution, Inc. incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2005; and

Exhibit 4.3: 2003 Restricted Stock Incentive Plan of Quality Distribution, Inc. incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2005.

In connection with the following opinion, we have examined and have relied upon the such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Shares, when and if issued in the manner set forth in the respective Plan, will be legally issued, fully paid and nonassessable.

The undersigned hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours,

SHUMAKER, LOOP & KENDRICK, LLP

/s/ Gregory C. Yadley
Gregory C. Yadley